Exhibit 99.91

GUARANTEE

This GUARANTEE, dated as of       , 2003 (as amended, modified or supplemented from time to time, this “Guarantee”), from NORTHWEST AIRLINES CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the “Guarantor”), to U.S. Bank Trust National Association, as trustee of Northwest Airlines Pass Through Trust 2003-1 (together with any successors and permitted assigns, the “Party”).

WHEREAS, Northwest Airlines, Inc., a Minnesota corporation (the “Issuer”), an indirect wholly-owned subsidiary of the Guarantor, wishes to issue $         million aggregate principal amount of D-2 Secured Notes due April 1, 2009 indicated by certificate numbers              (the “D-2 Secured Notes”); and

WHEREAS, in connection with the issuance of the D-2 Secured Notes by the Issuer, the Guarantor has agreed to irrevocably, fully and unconditionally guarantee the payment and performance obligations of the Issuer as obligor under the D-2 Secured Notes and the Pledge Agreements dated as of          , 2003, made by the Issuer in favor of Northwest Airlines Pass Through Trust 2003-1 (the “Pledge Agreements”); and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Guarantee.

(a)                                  The Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the D-2 Secured Notes and the Pledge Agreements and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, as primary obligor and not as surety merely, to the Party, as its interests may appear, the payment by the Issuer of all payment obligations when due under the D-2 Secured Notes and the Pledge Agreements (such obligations of the Issuer guaranteed hereby being hereafter referred to, individually, as a “Financial Obligation” and, collectively, as the “Financial Obligations”) in accordance with the terms of the D-2 Secured Notes and the Pledge Agreements, and the timely performance of all other obligations of the Issuer thereunder (individually, a “Nonfinancial Obligation” and, collectively, the “Nonfinancial Obligations” or, collectively with the Financial Obligations, the “Obligations”).  The Guarantor does hereby agree that in the event that the Issuer fails to pay any Financial Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Issuer, or the disaffirmance with respect to the Issuer of the D-2 Secured Notes or the Pledge Agreements) within five days after the date on which such Financial Obligation became due and payable and the applicable grace period has expired, the Guarantor shall pay or cause to be paid forthwith, upon the receipt of notice (such notice to be sent to the Issuer and the Guarantor) stating that such Financial Obligation was not paid when due and for five days after the applicable grace period has expired, the amount of such Financial Obligation.  The Guarantor hereby agrees that in the event the Issuer fails to perform any Nonfinancial Obligation for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Issuer, or the disaffirmance with respect to the Issuer of the D-2 Secured Notes or the Pledge Agreements) within 10 Business Days after the date on which such Nonfinancial Obligation is required to be performed (for avoidance of doubt, to include any applicable grace period), the Guarantor shall cause such Nonfinancial Obligation to be performed within 10 Business Days following the receipt of notice (such notice to be sent to the Issuer and the Guarantor) stating that such Nonfinancial Obligation was not performed when so required and that any applicable grace period has expired.

(b)                                 The obligations of the Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by:  the genuineness, validity, regularity or enforceability (or lack thereof) of any of the Issuer’s obligations under the D-2 Secured Notes or the Pledge Agreements, any amendment, waiver or other modification of such D-2 Secured Notes or the Pledge Agreements (except that any such amendment or other modification shall be given effect in determining the obligations of the Guarantor hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Obligations (except to the extent that such substitution, release or exchange is undertaken in accordance with the terms of the D-2 Secured Notes and the Pledge Agreements) without the consent of the Guarantor, or by any priority or preference to which any other obligations of the Issuer may be entitled over the Issuer’s obligations under the D-2 Secured Notes or the Pledge Agreements, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America or any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Guarantor hereunder: (a) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantor, the Issuer’s performance of or compliance with any of its obligations under the D-2 Secured Notes or the Pledge Agreements (except that such extension or waiver shall be given effect in determining the obligations of the Guarantor hereunder), (b) any merger or consolidation of the Issuer or the Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets or (c) any change in the ownership of any shares of capital stock of the Issuer.  As used herein, “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

(c)                                  This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Issuer any unpaid amounts due or otherwise to enforce performance by the Issuer.  The Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that the Party (i) file suit or proceed to obtain or assert a claim for personal judgment against the Issuer for the Obligations, or (ii) make any effort at collection of the Obligations from the Issuer, or (iii)

foreclose against or seek to realize upon any security now or hereafter existing for the Obligations, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Obligations, or make any effort at collection of the Obligations from any such other Person, or exercise or assert any other right or remedy to which the Party is or may be entitled in connection with the Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Issuer or any other guarantor or other Person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Obligations by the Guarantor hereunder, or at any time thereafter.

(d)                                 The Guarantor hereby unconditionally waives, to the fullest extent permitted by law, any requirement that, as a condition precedent to the enforcement of the obligations of the Guarantor hereunder, the Issuer or all or any one or more of any other guarantors of any of the Obligations be joined as parties to any proceedings for the enforcement of any provision of this Guarantee.

2.                                      No Implied Third Party Beneficiaries.  This Guarantee shall not be deemed to create any right in any Person except the Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

3.                                      Waiver; No Set-off; Reinstatement; Subrogation.  The Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by the Issuer, demand for payment from the Issuer or any other Person, notice of nonpayment or failure to perform on the part of the Issuer, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof.  The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Obligations hereunder and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Guarantor may have at any time and from time to time against the Party, whether in connection herewith or any unrelated transactions.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Financial Obligation is rescinded or must otherwise be returned by the Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Issuer or otherwise, all as though such payment had not been made.  The Guarantor, by virtue of any payment or performance hereunder to the Party, shall be subrogated to such Party’s claim against the Issuer or any other Person relating thereto; provided, however, that the Guarantor shall not be entitled to receive payment from the Issuer in respect of any claim against the Issuer arising from a payment by the Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Issuer, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Issuer, whether or not involving insolvency or bankruptcy proceedings, in which case the Obligations shall be paid and performed in full before any payment in respect of a claim by the Guarantor shall be made by or on behalf of the Issuer.

4.                                      Amendments, Etc.  No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantor and the Party

5.                                      Payments.  All payments by the Guarantor hereunder in respect of any Obligation shall be made in U.S. Dollars.

6.                                      Jurisdictional Matters.  The Guarantor (a) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Guarantee brought by any party, and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guarantee may not be enforced in or by such courts.  The Guarantor hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention:  Managing Attorney, or such office of the Guarantor in New York City as from time to time may be designated by the Guarantor in writing to the Party.

7.                                      Integration; Counterparts; Successors and Assigns; Headings.  This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantor and the Party, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, the Party to the fullest extent permitted by applicable laws.  The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

8.                                      Notices.  All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantor:

Attn:

If to the Party:

Attn:

All notices, demands, instructions and other communications required or permitted to be given to or made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes hereof on the day that such writing is delivered or sent to the intended recipient thereof.

9.                                      No Waivers.  No failure on the part of the Party to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

10.                               Survival.  All representations and warranties contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guarantee regardless of any investigation made by the Party or any other Person.

11.                               Severability.  To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in the D-2 Secured Notes or the Pledge Agreements, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.                               GOVERNING LAW.  THIS GUARANTEE IS DELIVERED IN, AND SHALL (AND THE RIGHTS AND DUTIES OF THE GUARANTOR AND THE PARTY SHALL) IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS GUARANTEE SHALL BE DEEMED MADE WHEN DELIVERED IN NEW YORK, NEW YORK.

13.                               Enforcement Expenses.  The Guarantor agrees to pay to the Party any and all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by the Party in enforcing, or collecting under, this Guarantee.

14.                               Termination.  Subject to the provisions of Section 3 hereof, this Guarantee shall terminate upon the indefeasible payment and performance in full of all of the Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the date first hereinabove set forth.

NORTHWEST AIRLINES CORPORATION

By:
Name:
Title:
Agreed And Acknowledged:

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Pass Through Trustee for Northwest Airlines Pass Through Trust 2003-1

By:
Name:
Title: